PRICEWATERHOUSECOOPERS                                                       PC
-------------------------------------------------------------------------------
GmbH                                         / FRIEDRICHSTRASSE 14
Wirtschaftspruefungsgesellschaft             / 70174 STUTTGART
                                             / POSTFACH 10 38 53
PRIVILEGED & CONFIDENTIAL                    / 70033 STUTTGART
                                             /
                                             / TEL: +49 7 11 2 50 34-0
                                             / FAX: +49 7 11 2 50 34-10 00
                                             / HTTP://www.pwc.com/de
                                             /
                                             / EIN UNTERNEHMEN DER GRUPPE
                                             / PwC DEUTSCHE REVISION






DaimlerChrysler AG
Epplestrasse 225
D - 70567 Stuttgart

DaimlerChrysler North America Holding Corporation
100 Chrysler Drive
Auburn Hills, Michigan 48326
USA                                                               March 22, 2005



Dear Sirs,


We have acted as German tax counsel to DaimlerChrysler AG (DCAG), a German corporation in connection with the preparation and filing of the registration statement on Form F-3 ("Registration Statement") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), relating to the offering from time to time of Medium Term Notes, Series E ("Securities") by DaimlerChrysler North America Holding Corporation, a Delaware Corporation. The Securities will have the benefit of an unconditional and irrevocable guarantee of DCAG for all payments of principal (and premium, if any) and interest, if any, thereon due (the "Guarantee").


The Securities will be offered on a continuous basis and each Note will mature from nine months or more from the issue date. Whether the Securities are subject to redemption at the option of the Issuer of the Note or repayment at the option of the Holder prior to stated maturity will be specified for each series of the Notes. Each Security will be either a Fixed Rate Note or a Floating Rate Note with an interest rate to be determined on the basis of a Pricing Supplement.


Our tax opinion is given upon the assumption that the debt securities are either issued under a book-entry system in form of one or more global securities or as certificated notes and that (i) in case of the book-entry issuance payments of all kinds of the Issuer/Guarantor will be made to the depositary or its nominee who will always be "banking/finance (services) organizations" or (ii) in case of issuance of certificated notes the
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PRICEWATERHOUSECOOPERS
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entitled owners are enlisted in security registers with the consequence that thus payments of all kinds of the Issuer/Guarantor will be made only to or to the benefit of persons known to the Issuer/Guarantor.


We have examined and relied on the draft versions of the Preliminary Prospectus and the Preliminary Prospectus Supplement both will be dated 23 March 2005 for filing included in the Registration Statement (The "Prospectus").


We express no opinion as to the laws of any jurisdiction other than the applicable laws of the Federal Republic of Germany. This opinion is governed by German law.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings "Legal Matters" and "Tax Considerations" relating to the Federal Republic of Germany in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


Our opinion is based on the pertinent statutory framework, case law, and literature as of March 22, 2005.


Yours sincerely,




[PRICEWATERHOUSECOOPERS LOGO]

GmbH
Wirtschaftspruefungsgesellschaft



/s/ Dr. Gerhard Stengel                            /s/ Eva Mohr
------------------------                           -----------------------------
Dr. Gerhard Stengel                                Eva Mohr

PRICEWATERHOUSECOOPERS                                                       PC
-------------------------------------------------------------------------------
GmbH                                         / FRIEDRICHSTRASSE 14
Wirtschaftspruefungsgesellschaft             / 70174 STUTTGART
                                             / POSTFACH 10 38 53
PRIVILEGED & CONFIDENTIAL                    / 70033 STUTTGART
                                             /
                                             / TEL: +49 7 11 2 50 34-0
                                             / FAX: +49 7 11 2 50 34-10 00
                                             / HTTP://www.pwc.com/de
                                             /
                                             / EIN UNTERNEHMEN DER GRUPPE
                                             / PwC DEUTSCHE REVISION



                                   MEMORANDUM




                              Prepared on behalf of

                              DAIMIERCHRYSLER AG



                                   Produced by







                               DR. GERHARD STENGEL

                                    EVA MOHR






                            Stuttgart, March 22, 2005
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PRICEWATERHOUSECOOPERS
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                               TAX CONSIDERATIONS

The following is a summary of the principal consequences of Geman tax laws of the ownership of the Notes by non-resident investors and is not deemed to give advice applicable to residents in Germany for tax purposes.

1. TAXATION OF NON-RESIDENTS BY THE FEDERAL REPUBLIC OF GERMANY

   Payments of interest made by the Issuer on Notes received by Holders who are non- residents for tax purposes of the Federal Republic of Germany or who are corporations which do not maintain their statutory seat or principle place of management in the Federal Republic of Germany ("foreign corporation") are not subject to any taxation by the Federal Republic of Germany unless the interest is attributable to a permanent establishment or a permanent representative maintained by the Holder in the Federal Republic of Germany.

   Payments by the Issuer of the principal or, premium, if any, with respect to, or interest on, the Notes are not subject to any withholdings or similar charges or deductions under the applicable laws of the Federal Republic of Germany.

   Gains derived from the sale or other disposition of the Notes by a non-resident for tax purposes of the Federal Republic of Germany or a foreign corporation are in general not subject to taxation by the Federal Republic of Germany, unless the gains are attributable to a permanent establishment or a permanent representative maintained by the Holder in the Federal Republic of Germany.

   Payments made by the Guarantor to Holders, except for payments of amounts which are considered as repayment of principal for tax purposes, might for tax purposes be considered as interest payments. However, these payments are not considered to be taxable German source income and no withholding tax would apply with respect to those interest payments. Furthermore, no withholding tax would apply with respect to those interest payments to investors resident in the United States entitled to the benefits under the U.S.- German Double Taxation Convention (Federal Gazette - "BGBl." - 1991 II
   355).

2. ESTATE TAXES

   No gift, estate or inheritance tax in Germany with respect to any Note will arise under the laws of the Federal Republic of Germany provided that, in the case of estate and inheritance taxes, both the deceased and the beneficiary, and, in the case of gift taxes, both the donor and the donee:
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   -  are non-residents and are not deemed residents of the Federal Republic of
      Germany; and

   - have been living for more than five years prior to the donation outside of Germany without being deemed resident for tax purposes in Germany during such five-year period; and

   - are not officials employed and paid by the German state or a sub-division thereof and who are non-residents for German tax purposes irrespective of the five-year period mentioned above or are related persons thereof and provided that such Note is not attributable to a permanent establishment or a permanent representative of the deceased/the donor in the Federal Republic of Germany and provided that the deceased/the donor is not subject to any gift, estate or inheritance taxes due to a former residence in the Federal Republic of Germany for tax purposes.

3. GERMAN CAPITAL TAX (VERMOEGENSTEUER)

   The said U.S.-German Double Taxation Convention provides that a U.S. Holder will not be subject to German capital tax (Vermoegensteuer) with respect to the Notes unless the Notes (a) are part of the business property of a permanent establishment, located in Germany or (b) are part of the assets of a fixed base of an individual located in Germany and used for the performance of independent personal services.

   German capital tax is presently not imposed as the Federal Constitutional Court held in 1995 that the current German capital tax is not in line with the Constitution.

4. STAMP TAXES

   No stamp, issue, registration or similar taxes or duties will be payable in the Federal Republic of Germany in connection with the issuance, delivery or execution of the Notes. The same applies with regard to the issuance of the Guarantee and any payments of the Guarantor.